POWER OF ATTORNEY for SECURITIES & EXCHANGE COMMISSION (SEC) SECTION 16(a)
REPORTING

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Roger L. Dick, President & Chief Executive Officer; R. David
Beaver, III, Chief Risk Officer; and Tamara M. Singletary, Executive Vice
President, Investor Relations & Corporate Secretary and each of them acting alone, the undersigneds true and lawful attorney in fact to:
      Execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director and/or 10% or more shareholder of Uwharrie Capital Corp
(the Company), Forms 3, 4, and 5 (and any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act or 1934, as amended (the 1934 Act), and the rules promulgated thereunder;
      (1) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 (and any amendment thereto) and to file timely such Form with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and

      (2) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

 The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity  at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the 1934 Act.
 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys in fact.
 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 15th day of May, 2023.
 By:  SEC Reporting Person

/s/ Matthew D. McAulay     Matthew D. McAulay
(Signature of Reporting Person)    (Print Name)